                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Aramark Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                     LOGO
                                  OF ARAMARK

                       ---------------------------------

                      THIRD SUPPLEMENT TO PROXY STATEMENT

                       ---------------------------------

  The following information supplements and amends the Proxy Statement, dated January 8, 1998 and the Supplements dated January 26, 1998 and January 30, 1998 (together, the "Proxy Statement") of ARAMARK Corporation (the "Company") furnished in connection with the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on February 10, 1998 at 12:00 P.M., Philadelphia time, at the Company's executive offices at the ARAMARK Tower, 1101 Market Street, Philadelphia, Pennsylvania, and at any adjournments thereof, for the purposes set forth in the Notice of Annual Meeting accompanying the Proxy Statement. This Third Supplement should be read in conjunction with the Proxy Statement, as supplemented.

  On February 2, 1998, Michael P. Recht (as trustee for The Michael P. Recht Revocable Trust), Michael Paul Recht (as custodian for Brian Recht), Myra Judd, Myra Judd (as custodian for Kevin Scott Judd), Myra Judd (as custodian for Robert L. Judd), and Jo Carole Recht (collectively, the "Recht Plaintiffs"), commenced a proceeding by filing a complaint (the "Recht Complaint") against the Company and each of its directors (the "Directors") in the Court of Chancery of the State of Delaware in and for New Castle County (the "Court"). The Recht Plaintiffs state that they own approximately 5,480 shares of Class A Common Stock. The Recht Plaintiffs have brought this action individually and as a purported class action on behalf of all similarly situated stockholders (except the defendants). Also on February 2, 1998, Clay
M. Webb, III, Jeanette E. Webb, Helen R. Biegert, Ruth Helen Webb Trust-30 and Virginia Irene Webb Trust-30 (collectively, the "Webb Plaintiffs") commenced a proceeding by filing a complaint (the "Webb Complaint") against the Company and the Directors in the Court. The Webb Plaintiffs state that they own 26,132 shares of Class A Common Stock. Both the Recht Complaint and the Webb Complaint assert claims, and seek remedies, which are substantially similar to those set forth in the complaint previously filed by Metropolitan Life Insurance Company (the "Met Complaint").

  The Recht Complaint (similarly to the Met Complaint) alleges, among other things, that: (i) Share 100 violates Delaware law because it discriminates among certain owners of Class A Common Stock without their consent; (ii) the Directors have breached their duty of loyalty to all ARAMARK stockholders and their fiduciary duty to treat plaintiffs and other members of the class with entire fairness in connection with Share 100; (iii) the Directors have breached their fiduciary duty to ARAMARK's minority stockholders by fixing the redemption price of Class A Common Stock without regard for whether it represented a "fair price"; and (iv) the Directors have breached their fiduciary duties of candor and disclosure by allegedly making misstatements and omissions in the Proxy Statement.

  The Recht Complaint seeks relief similar to the Met Complaint. The Recht Complaint requests the Court to: (i) declare that Share 100 violates Delaware law; (ii) declare that the Directors have breached their fiduciary duties to plaintiffs and other members of the class by approving, soliciting stockholder approval for, and pursuing Share 100; (iii) enjoin the consummation or closing of Share 100; (iv) in the event Share 100 is consummated, grant rescission or rescissory damages; (v) award plaintiffs compensatory damages, together with prejudgment interest and postjudgment interest; (vi) award plaintiffs their costs and expenses; and (vii) grant such other relief as the court deems just and proper.

  The Webb Complaint alleges (as does the Met Life Complaint), among other things, that: (i) the Recapitalization Plan violates Delaware law because it impermissibly discriminates among owners of Class A Common Stock without any valid purpose; (ii) the Directors have breached their fiduciary duty to act solely in the interests of the Company and its shareholders; and (iii) the Directors have breached their fiduciary duty of candor to the shareholders of the Company.

  The Webb Complaint seeks relief similar to the Met Complaint and the Recht Complaint. The Webb Complaint requests the Court to: (i) declare that the Directors have breached their fiduciary duties to plaintiffs by approving the Recapitalization; (ii) declare that the disclosures to stockholders in seeking approval of the Recapitalization Plan are incomplete and misleading and directing that full and complete disclosure be made; (iii) enjoin the consummation or closing of the Recapitalization Plan; (iv) in the event the Recapitalization Plan is consummated, grant rescission or rescissory damages;
(v) award plaintiffs compensatory damages, together with prejudgment interest and postjudgment interest; (vi) award plaintiffs their costs and expenses; and
(vii) grant such other relief as the court deems just and proper.

  Based on the Met Complaint, a hearing for the motion to enjoin the transactions to be voted on at the Annual Meeting has been scheduled for February 5, 1998. The plaintiffs in both the Recht Complaint and the Webb Complaint have asked the Court for permission to participate in the scheduled hearing. The Company believes the claims and allegations made in all of the Complaints are without merit and plans to vigorously oppose the allegations in the Complaints (including the purported class action status of the Recht Complaint) and any attempts to enjoin the transactions to be voted on at the Annual Meeting. The Company intends to proceed with the consideration of Share 100 at the Annual Meeting as scheduled.

Philadelphia, Pennsylvania
February 3, 1998

WE URGE YOU TO SEND IN YOUR PROXY CARDS AND ELECTION FORMS AS SOON AS POSSIBLE
     SO THAT THEY WILL BE RECEIVED PRIOR TO THE FEBRUARY 10 MEETING DATE.


                                       2